For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Another Quarter of Solid Results for Fourth Quarter 2015

and Announces Increased Quarterly Dividend

January 19, 2016, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the fourth quarter of 2015  of  $4.6 million, or $0.23 per diluted share, compared to $5.9 million, or $0.30 per diluted share, for the fourth quarter of 2014. Included in the prior year’s fourth quarter results was a negative (credit) provision for loan losses of $2.4 million versus a negative (credit) provision of $0.6 million for the quarter ended December 31, 2015. Net income for the year ended December 31, 2015 totaled $17.4 million, or $0.90 per diluted share, compared to $21.0 million, or $1.07 per diluted share, for the year ended December 31, 2014. Included in the prior year’s results was a pre-tax net gain on sale of bank branches of $4.4 million and a negative (credit) provision for loan losses of $6.6 million, versus a negative (credit) provision for loan losses of $3.6 million for the year ended December 31, 2015.

Southwest announced that its board of directors has approved an increase in the quarterly cash dividend from $0.06 per share to $0.08 per share payable February  12, 2016 to shareholders of record as of January 29, 2016.

Mark Funke, President and CEO, stated, “The fourth quarter was a positive growth and expansion quarter for Bank SNB.  We successfully completed the acquisition and integration of First Commercial Bancshares, Inc. We hired a market president and two commercial bankers to lead our newly established Denver banking efforts.  The acquisition expands our presence in the Oklahoma City metro area with five additional branches, increasing our total to ten. It also adds Colorado to our geographic footprint with three branches in Denver and one in Colorado Springs.

“The financial results for the fourth quarter reflect solid earnings and strong loan growth. Our efforts produced several highlights:

•	Closed the acquisition of Edmond-based First Commercial Bancshares, Inc. (“FCBI”) October 9, 2015.
•

Total loan growth was $231.3 million, including $194.0 million of FCBI acquired loans, or 15%, for the fourth quarter and $379.4 million, or 27%, for the year. We have had eight consecutive quarters of loan growth.

•	Core loan growth (excluding the FCBI acquisition) for the year was $185.4 million, or 13%.
•	The quarterly net interest margin improved to 3.48% at December 31, 2015 compared to 3.34% at September 30, 2015.

“Our financial results and the solid loan growth for the fourth quarter and the full year reflect the excellent work of our banking associates. We will continue to focus our company on producing consistent, conservative, and sustainable earnings through the expansion of our revenue base while prudently managing risk and expenses.”

On February 24, 2015, Southwest’s board of directors authorized its second consecutive share repurchase program of up to 5.0% of its outstanding common stock, or approximately 950,000 shares,  which became effective on August 14, 2015. The first share repurchase program, in August 2014, authorized up to 990,000 shares. Since August 2014, Southwest has repurchased 1,121,558 shares for a total of $18.8 million.  During the fourth quarter of 2015, 254,248 shares for a total of $4.4 million were repurchased.

Financial Overview

Condition:    As of December  31, 2015, total assets were $2.4 billion, an increase of $297.1 million, including FCBI acquired assets, when compared to September 30, 2015. At the date of acquisition, FCBI assets were $291.9 million. As of December  31, 2015, total loans were $1.8 billion, an increase of $231.3 million from the prior quarter end, including $194.0 million in acquired loans. As of December 31, 2015, investment securities were $412.1 million,  an increase of $23.6 million from the prior quarter end, including $34.8 million in acquired investments. Cash and cash equivalents at December  31, 2015  were $78.1 million,  up  $9.5 million from September 30, 2015.

At December  31, 2015, the allowance for loan losses was $26.1 million, a  decrease of  $0.5 million when compared to September 30, 2015 and a decrease of  $2.3 million when compared to December  31, 2014.  The allowance for loan losses to portfolio loans was 1.47% as of December  31, 2015, compared to 1.73% as of September 30, 2015 and 2.03% as of December  31, 2014.  The allowance for loan losses to nonperforming loans was 128.49%  as of December 31, 2015, compared to 176.38% as of September 30, 2015 and 302.26% as of December  31, 2014.    The total allowance for loan losses combined with the purchase discount on acquired loans represents 1.96% of gross loans.

Nonperforming loans were  $20.3  million at December  31, 2015,  an increase of $5.2 million from September 30, 2015, including $4.1 million of acquired  nonperforming loans, and an increase of $10.9 million from December  31, 2014.  Other real estate at

December  31, 2015 was $2.3 million, which is flat from September 30, 2015,  and a decrease of $0.8 million when compared to December  31, 2014.  Nonperforming assets were $22.6 million, or 1.27% of portfolio loans and other real estate, as of December  31, 2015, compared to $17.4 million, or 1.12% of portfolio loans and other real estate, as of September 30, 2015, and $12.5 million, or 0.89% of portfolio loans and other real estate, as of December  31, 2014.

As of December 31, 2015, total deposits were $1.9 billion, an increase of $257.9 million, including $227.9 million of acquired deposits, when compared to September  30, 2015. Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 88% and 89% of total funding as of December  31, 2015 and September 30, 2015, respectively.  Wholesale funding, including Federal Home Loan Bank borrowings, federal funds purchased, and brokered deposits, accounted for 12%  and 11%  of total funding at December  31, 2015 and September 30, 2015, respectively.  See Table 7  for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of December  31, 2015 exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $354.3 million, for a total risk-based capital ratio of 16.55%, Common Equity Tier 1 capital was $282.7 million, for a Common Equity Tier 1 ratio of 13.21%, and Tier 1 capital was $327.5 million, for a Tier 1 risk-based capital ratio of  15.30%.  Bank SNB had total regulatory capital of  $317.9  million, for a total risk-based capital ratio of 14.90% and Common Equity Tier 1 and Tier 1 capital of $291.1 million, for a Common Equity Tier 1 and Tier 1 ratio of 13.65%.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Fourth Quarter Results:

Summary:  For the fourth quarter of 2015, net income was $4.6 million, compared to $4.1 million for the third quarter of 2015 and $5.9 million for the fourth quarter of 2014.  For the quarter, FCBI contributed $1.1 million of net income, which was substantially offset by deal costs, net of tax, of $1.0 million.

The $0.5 million increase in net income compared to the third quarter of 2015 was primarily due to $3.0 million increase in net interest income, a negative provision for loan losses of $0.6 million versus a small loan provision for loan losses in the previous quarter, and a $0.2 million increase in noninterest income, offset in part by a $3.0 million increase in noninterest expense including FCBI acquisition expenses, and an increase in taxes of $0.3 million.

The $1.3 million decrease in our net income compared to the fourth quarter of 2014 was primarily the result of a decrease in the negative provision for loan losses of $1.8 million, a $0.4 million decrease in noninterest income, a

$3.0 million increase in noninterest expense, offset in part by a $2.9 million increase in net interest income and a $1.0 million decrease in taxes.

Net Interest Income:    Net interest income totaled $19.5 million for the fourth quarter of 2015, compared to $16.5 million for the third quarter of 2015 and $16.6 million for the fourth quarter of 2014.  Net interest margin was 3.48% for the fourth quarter of 2015, compared to 3.34% for the third quarter of 2015 and 3.52% for the fourth quarter of 2014. Included in interest income for the fourth quarter of 2015 was $0.3 million due to accelerated discount accretion attributable to the acquisition of FCBI.  The net effect of these adjustments on the net interest margin was a 5 basis point increase for the quarter ended 2015. The FCBI acquisition contributed $2.7 million in net interest income including $0.3 million in accelerated discount accretion. Loans (including loans held for sale) for the fourth quarter of 2015 increased $231.3 million, or 15%, including $194.0 million of acquired loans,  when compared to September  30, 2015, and $379.4 million, or 27%, when compared to December  31, 2014.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a negative provision of $0.6 million for the fourth quarter of 2015, compared to a provision of $0.02 million for the third quarter of 2015, and a  negative provision of $2.4 million for the fourth quarter of 2014.  During the fourth quarter of 2015,  net recoveries totaled  $0.1 million, or (0.02%)  (annualized) of average portfolio loans, compared to net recoveries of $0.4 million, or (0.09%) (annualized) of average portfolio loans for the third quarter of 2015 and net charge-offs of $0.1 million, or 0.02% (annualized) of average portfolio loans for the fourth quarter of 2014.

Noninterest Income:  Noninterest income totaled $4.2  million for the fourth quarter of 2015, compared to $4.0 million for the third quarter of 2015 and $4.6 million for the fourth quarter of 2014.

The $0.2 million increase  from the third  quarter of 2015 is primarily the result of a $0.2 million increase in service charges and fees and a $0.1 million increase in the gain on sale of mortgage loans, offset in part by a $0.1  million decrease in other noninterest income, primarily from customer risk management interest rate swap income.

The $0.4 million decrease from the fourth quarter of 2014 is primarily the result of a $1.1 million decrease in gain on investment securities related to the gain on sale of a private equity investment during the fourth quarter of 2014, offset in part by a $0.1 million increase in service charges and fees, a  $0.2 million increase in the gain on sale of mortgage loans, and a $0.4 million increase in other noninterest income, primarily from customer risk management interest rate swap income and income on bank owned life insurance.

Noninterest Expense:    Noninterest expense totaled $17.1 million for the fourth quarter of 2015, compared to $14.1 million for the third quarter of 2015 and the fourth quarter of 2014.

The $3.0 million increase in noninterest expense from the third quarter of 2015 was primarily due to a  $1.9 million increase in personnel expense,  a $0.3 million increase in occupancy, a $0.4 million increase in data processing, and a  $0.4 million increase in general and administrative expense. Noninterest expense included $2.6 million of expenses related to the acquisition of FCBI and the associated deal costs.

The $3.0 million increase in  noninterest expense from the fourth quarter of 2014 consisted of a $2.8 million increase in personnel expense, a $0.2 million increase in occupancy, a $0.4 million increase in data processing, and a $0.1 million increase in FDIC and other insurance, offset in part by a $0.2 million decrease in other real estate and a $0.4 million decrease in general and administrative expense, which includes primarily legal, accounting, and marketing expenses. Noninterest expense included $2.6 million of expenses related to the acquisition of FCBI and the associated deal costs.

Income Tax:  Income tax expense totaled $2.6  million for the fourth quarter of 2015, compared to  $2.3 million for the third quarter of 2015 and $3.5 million for the fourth quarter of 2014.  The income tax expense fluctuates in relation to pre-tax income levels.  The fourth quarter of 2015 effective tax rate was 35.96%,  compared to 35.84% for the third quarter of 2015 and 37.50% for the fourth quarter of 2014. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Year-to-date Results:

Summary:  Net income was $17.4 million for the year ended December 31, 2015, compared to $21.0 million for the year ended December 31, 2014.  The $3.6 million decrease in net income from 2014 is the result of a  $3.1 million decrease in the negative provision for loan losses, a $4.5 million decrease in noninterest income, which is primarily the pre-tax net gain of $4.4 million on the sales of community bank branches in the second quarter of 2014, and a $1.3 million increase in noninterest expense, offset in part by a  $2.4 million increase in net interest income and a $2.8 million decrease in income tax. For the year, FCBI contributed $1.1 million of net income, which was offset by, net of tax, deal costs of $1.2 million.

Net Interest Income:    Net interest income totaled $67.4 million for 2015, compared to $65.0 million for 2014, an increase of $2.4 million.  Year-to-date net interest margin was 3.35%, compared to 3.45% for 2014. Included in interest income for 2015 was $0.3 million due to accelerated discount accretion attributable to the acquisition of FCBI.  The net effect of these adjustments on the net interest margin was a 2 basis point increase for the year ended 2015. Included in interest income for 2014 was $0.8 million due to accelerated discount accretion attributable to the sale of loans covered by a loss share agreement and $0.8 million due to the interest recovery on nonaccrual loans.  The net effect of these adjustments on the net interest margin was a 8 basis point increase for the year ended 2014.  With the rate environment remaining low, earning assets are repricing at lower rates.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount of expense that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a credit (or negative) of $3.6 million for 2015, compared to a negative provision of $6.6 million for 2014. Net recoveries totaled $1.2 million, or (0.08%) (annualized) of average portfolio loans year-to-date as of 2015, compared to net charge-offs of  $1.6 million, or 0.12% (annualized) of average portfolio loans for 2014.

Noninterest Income:  Noninterest income totaled $14.5 million for 2015, compared to $18.9 million for 2014.  The decrease consists of a $0.2 million decrease in service charges and fees,  the $4.4 million recognized as the pre-tax net gain on the sales of the community bank branches in the second quarter of 2014, and a  $1.7 million decrease in the gain on sale of investment securities, due to the gain on sale of a private equity investment and the gain on the sale of a stock investment that was acquired in a prior year repossession in 2014,  offset in part by a $0.6 million increase in gain on sales of mortgage loans and a $1.2 million increase in other noninterest income, which includes customer risk management interest rate swap income and income on bank owned life insurance.

Noninterest Expense:    Noninterest expense totaled $58.2 million for 2015, compared to $56.9 million for 2014.  The increase consists of a $3.0 million increase in salaries and employee benefits, a $0.2 million increase in occupancy expense, and a $0.4 million increase in data processing. These increases are offset in part by  a $0.4 million decrease in other real estate expense and a  $1.9 million decrease in general and administrative expenses, which primarily includes legal, marketing, and consulting. Noninterest expense included $3.1 million of expenses related to the acquisition of FCBI and the associated deal costs.

Income Tax:  Income tax expense totaled $9.8 million for 2015, compared to $12.6 million for 2014.  The income tax expense fluctuates in relation to pre-tax income levels.  The year-to-date effective tax rate was 36.00% as of December  31, 2015, compared to 37.50% as of December  31, 2014. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Conference Call

Southwest will host a conference call to review these results on Wednesday, January  20, 2016 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10077971.  Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.  The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb160120.html.  An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10077971.  Telephone replay access will be available until 9:00 a.m. Eastern Time on February 20, 2016.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”).  Bank SNB offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas, and Colorado.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At December 31, 2015,  Southwest had total assets of approximately  $2.4  billion, deposits of $1.9  billion, and shareholders’ equity of $296.1 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of December  31, 2015, approximately $425.7 million, or 24%,  of loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding acquisitions and divestitures;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of December 31, 2015 through the date its financial statements are filed with the Securities and Exchange Commission.  The December 31,  2015 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Fourth Quarter	Third Quarter		Fourth Quarter
QUARTERLY HIGHLIGHTS	2015		% Change	2014	% Change
Operations
Net interest income	$19,520	$16,496	18%	$16,592	18%
Provision (credit) for loan losses	(566)	23	(2,561)	(2,386)	(76)
Noninterest income	4,179	4,029	4	4,576	(9)
Noninterest expense	17,099	14,077	21	14,115	21
Income before taxes	7,166	6,425	12	9,439	(24)
Taxes on income	2,577	2,303	12	3,540	(27)
Net income	4,589	4,122	11	5,899	(22)
Diluted earnings per share	0.23	0.22	5	0.30	(23)
Balance Sheet
Total assets	2,357,022	2,059,899	14	1,942,034	21
Loans held for sale	7,453	7,024	6	1,485	402
Portfolio loans	1,771,976	1,541,070	15	1,398,506	27
Total deposits	1,884,105	1,626,250	16	1,533,999	23
Total shareholders' equity	296,098	277,344	7	270,786	9
Book value per common share	14.80	14.57	2	14.11	5
Key Ratios
Net interest margin	3.48%	3.34%		3.52%
Efficiency ratio	71.49	68.25		66.68
Total capital to risk-weighted assets	16.55	18.21		20.96
Nonperforming loans to portfolio loans	1.15	0.98		0.67
Shareholders' equity to total assets	12.56	13.46		13.94
Tangible common equity to tangible assets*	11.95	13.40		13.89
Return on average assets (annualized)	0.78	0.81		1.22
Return on average common equity (annualized)	6.14	5.94		8.62
Return on average tangible common equity (annualized)**	6.46	5.97		8.66

	Year
YEAR-TO-DATE HIGHLIGHTS	2015	2014	% Change
Operations
Net interest income	$67,417	$65,004	4%
Provision (credit) for loan losses	(3,566)	(6,624)	(46)
Noninterest income	14,457	18,931	(24)
Noninterest expense	58,240	56,912	2
Income before taxes	27,200	33,647	(19)
Taxes on income	9,793	12,617	(22)
Net income	17,407	21,030	(17)
Net income available to common shareholders	17,407	21,030	(17)
Diluted earnings per share	0.90	1.07	(16)
Balance Sheet
Total assets	2,357,022	1,942,034	21
Loans held for sale	7,453	1,485	402
Portfolio loans	1,771,976	1,398,506	27
Total deposits	1,884,105	1,533,999	23
Total shareholders' equity	296,098	270,786	9
Book value per common share	14.80	14.11	5
Key Ratios
Net interest margin	3.35%	3.45%
Efficiency ratio	70.67	67.80
Total capital to risk-weighted assets	16.55	20.96
Nonperforming loans to portfolio loans	1.15	0.67
Shareholders' equity to total assets	12.56	13.94
Tangible common equity to tangible assets*	11.95	13.89
Return on average assets (annualized)	0.84	1.09
Return on average common equity (annualized)	6.23	7.82
Return on average tangible common equity (annualized)**	6.35	7.85

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	December 31,	December 31,
	2015	2014
Assets
Cash and due from banks	$24,971	$19,705
Interest-bearing deposits	53,158	121,231
Cash and cash equivalents	78,129	140,936
Securities held to maturity (fair values of $12,282 and $12,880, respectively)	11,797	12,362
Securities available for sale (amortized cost of $401,136 and $352,275, respectively)	400,331	353,231
Loans held for sale	7,453	1,485
Loans receivable	1,771,976	1,398,506
Less: Allowance for loan losses	(26,106)	(28,452)
Net loans receivable	1,745,870	1,370,054
Accrued interest receivable	5,767	4,723
Non-hedge derivative asset	1,793	787
Premises and equipment, net	23,819	18,588
Other real estate	2,274	3,097
Goodwill	13,467	1,214
Other intangible assets, net	6,615	3,927
Other assets	59,707	31,630
Total assets	$2,357,022	$1,942,034

Liabilities
Deposits:
Noninterest-bearing demand	$596,494	$496,128
Interest-bearing demand	151,015	122,342
Money market accounts	534,357	461,679
Savings accounts	56,333	32,795
Time deposits of $100,000 or more	311,538	198,952
Other time deposits	234,368	222,103
Total deposits	1,884,105	1,533,999
Accrued interest payable	867	769
Non-hedge derivative liability	1,793	787
Other liabilities	11,684	9,920
Other borrowings	110,927	79,380
Subordinated debentures	51,548	46,393
Total liabilities	2,060,924	1,671,248

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
21,138,028 and 19,810,877 shares issued, respectively	21,138	19,811
Additional paid-in capital	121,966	101,245
Retained earnings	173,210	160,427
Accumulated other comprehensive income (loss)	(1,290)	(395)
Treasury stock, at cost, 1,131,226 and 617,818 shares, respectively	(18,926)	(10,302)
Total shareholders' equity	296,098	270,786
Total liabilities and shareholders' equity	$2,357,022	$1,942,034

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the year
	December 31,	September 30,	December 31,	ended December 31,
	2015	2015	2014	2015	2014
Interest income
Loans	$19,725	$16,510	$16,423	$67,644	$64,224
Investment securities	1,813	1,644	1,737	6,559	7,146
Other interest-earning assets	46	66	56	280	422
Total interest income	21,584	18,220	18,216	74,483	71,792

Interest expense
Interest-bearing deposits	1,196	905	835	3,798	3,655
Other borrowings	261	255	225	984	900
Subordinated debentures	607	564	564	2,284	2,233
Total interest expense	2,064	1,724	1,624	7,066	6,788

Net interest income	19,520	16,496	16,592	67,417	65,004

Provision (credit) for loan losses	(566)	23	(2,386)	(3,566)	(6,624)

Net interest income after provision for loan losses	20,086	16,473	18,978	70,983	71,628

Noninterest income
Service charges and fees	2,676	2,441	2,526	9,995	10,222
Gain on sale of branches, net	-	-	-	-	4,378
Gain on sales of mortgage loans	645	565	480	2,179	1,549
Gain on sale/call of investment securities, net	-	19	1,120	162	1,884
Other noninterest income	858	1,004	450	2,121	898
Total noninterest income	4,179	4,029	4,576	14,457	18,931

Noninterest expense
Salaries and employee benefits	10,273	8,374	7,428	34,850	31,830
Occupancy	2,586	2,288	2,388	9,359	9,193
Data processing	847	475	417	2,178	1,776
FDIC and other insurance	384	341	295	1,353	1,305
Other real estate, net	8	20	235	161	594
General and administrative	3,001	2,579	3,352	10,339	12,214
Total noninterest expense	17,099	14,077	14,115	58,240	56,912
Income before taxes	7,166	6,425	9,439	27,200	33,647
Taxes on income	2,577	2,303	3,540	9,793	12,617
Net income	$4,589	$4,122	$5,899	$17,407	$21,030

Basic earnings per common share	$0.23	$0.22	$0.30	$0.90	$1.07
Diluted earnings per common share	0.23	0.22	0.30	0.90	1.07
Common dividends declared per share	0.06	0.06	0.04	0.24	0.16

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	December 31, 2015		September 30, 2015		December 31, 2014
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,744,374	4.49%	$1,473,297	4.45%	$1,369,852	4.76%
Investment securities	413,701	1.74	387,194	1.68	367,978	1.87
Other interest-earning assets	64,562	0.28	100,011	0.26	132,418	0.17
Total interest-earning assets	2,222,637	3.85	1,960,502	3.69	1,870,248	3.86
Other assets	101,003		65,459		44,268
Total assets	$2,323,640		$2,025,961		$1,914,516

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$137,154	0.15%	$123,829	0.12%	$114,035	0.11%
Money market accounts	541,976	0.18	497,935	0.17	466,937	0.15
Savings accounts	53,603	0.13	35,982	0.10	32,824	0.10
Time deposits	548,145	0.63	446,464	0.57	427,582	0.57
Total interest-bearing deposits	1,280,878	0.37	1,104,210	0.33	1,041,378	0.32
Other borrowings	80,343	1.29	76,799	1.32	79,932	1.12
Subordinated debentures	51,044	4.76	46,393	4.86	46,393	4.86
Total interest-bearing liabilities	1,412,265	0.58	1,227,402	0.56	1,167,703	0.55

Noninterest-bearing demand deposits	594,537		511,442		465,466
Other liabilities	20,149		11,708		9,765
Shareholders' equity	296,689		275,409		271,582
Total liabilities and shareholders' equity	$2,323,640		$2,025,961		$1,914,516

Net interest income and spread		3.27%		3.13%		3.31%
Net interest margin (1)		3.48%		3.34%		3.52%
Average interest-earning assets
to average interest-bearing liabilities	157.38%		159.73%		160.16%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.                 Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE
(Dollars in thousands)

	For the year ended December 31,
	2015		2014
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,519,730	4.45%	$1,334,323	4.81%
Investment securities	384,745	1.70	379,924	1.88
Other interest-earning assets	106,587	0.26	170,563	0.25
Total interest-earning assets	2,011,062	3.70	1,884,810	3.81
Other assets	68,680		46,894
Total assets	$2,079,742		$1,931,704

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$134,381	0.11%	$121,976	0.12%
Money market accounts	499,788	0.17	440,658	0.14
Savings accounts	39,456	0.11	38,147	0.10
Time deposits	469,547	0.59	472,820	0.60
Total interest-bearing deposits	1,143,172	0.33	1,073,601	0.34
Other borrowings	72,538	1.36	82,965	1.08
Subordinated debentures	47,565	4.80	46,393	4.81
Total interest-bearing liabilities	1,263,275	0.56	1,202,959	0.56

Noninterest-bearing demand deposits	524,025		449,052
Other liabilities	13,217		10,612
Shareholders' equity	279,225		269,081
Total liabilities and shareholders' equity	$2,079,742		$1,931,704

Net interest income and spread		3.14%		3.25%
Net interest margin (1)		3.35%		3.45%
Average interest-earning assets
to average interest-bearing liabilities	159.19%		156.68%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

		2015			2014
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$938,462	$869,250	$759,406	$759,676	$752,971	$757,878	$769,021	$766,178
One-to-four family residential	161,958	95,906	85,338	86,343	77,531	78,985	79,542	84,619
Real estate construction:
Commercial	129,070	126,407	186,140	192,052	186,659	166,379	166,981	166,007
One-to-four family residential	21,337	12,866	13,107	12,586	10,464	11,030	8,359	6,629
Commercial	507,173	423,480	384,788	366,282	350,410	330,738	300,163	266,311
Installment and consumer:
Guaranteed student loans	-	-	-	-	37	127	4,282	4,318
Other	21,429	20,185	20,651	21,306	21,919	22,251	23,352	26,060
Total loans, including held for sale	1,779,429	1,548,094	1,449,430	1,438,245	1,399,991	1,367,388	1,351,700	1,320,122
Less allowance for loan losses	(26,106)	(26,593)	(26,219)	(27,250)	(28,452)	(30,917)	(33,083)	(34,925)
Total loans, net	$1,753,323	$1,521,501	$1,423,211	$1,410,995	$1,371,539	$1,336,471	$1,318,617	$1,285,197
LOANS BY SEGMENT
Oklahoma banking****	$1,048,473	$832,282	$810,367	$814,949	$793,268	$800,201	$798,067	$777,384
Texas banking	580,476	563,010	493,047	478,005	460,680	424,640	408,385	372,018
Kansas banking	150,480	152,802	146,016	145,291	146,043	142,547	145,248	170,720
Total loans	$1,779,429	$1,548,094	$1,449,430	$1,438,245	$1,399,991	$1,367,388	$1,351,700	$1,320,122
NONPERFORMING LOANS BY TYPE
Construction & development	$1,010	$391	$416	$392	$73	$77	$82	$80
Commercial real estate	3,992	1,795	2,141	2,247	2,195	7,504	7,613	7,541
Commercial	13,491	11,727	5,114	5,447	6,044	6,149	7,484	7,992
One-to-four family residential	1,777	1,016	1,216	1,065	1,100	1,274	1,180	470
Consumer	88	148	-	-	1	55	119	2
Total nonperforming loans	$20,358	$15,077	$8,887	$9,151	$9,413	$15,059	$16,478	$16,085
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking****	$6,948	$2,846	$1,670	$2,244	$1,867	$6,410	$7,149	$7,056
Texas banking	12,450	11,025	5,353	5,264	5,699	5,777	5,636	5,793
Kansas banking	960	1,206	1,864	1,643	1,847	2,872	3,693	3,236
Total nonperforming loans	$20,358	$15,077	$8,887	$9,151	$9,413	$15,059	$16,478	$16,085
OTHER REAL ESTATE BY TYPE
Construction & development	$2,060	$2,025	$2,035	$2,035	$2,035	$2,130	$2,130	$2,130
Commercial real estate	214	249	358	220	1,062	1,318	2,155	2,524
Total other real estate	$2,274	$2,274	$2,393	$2,255	$3,097	$3,448	$4,285	$4,654
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking****	$274	$200	$200	$-	$-	$-	$-	$-
Texas banking	2,000	2,025	2,000	2,000	2,000	2,000	2,000	2,000
Kansas banking	-	49	193	255	1,097	1,448	2,285	2,654
Total other real estate	$2,274	$2,274	$2,393	$2,255	$3,097	$3,448	$4,285	$4,654

****Due to immateriality, Colorado banking is included within Oklahoma banking.
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

		2015			2014
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$-	$-	$-	$201	$2,004	$19,307	$18,842	$22,220
Commercial real estate	26,981	22,362	20,375	24,672	26,108	40,623	60,559	64,257
Commercial	9,879	7,366	14,519	14,016	5,842	4,090	4,299	4,807
One-to-four family residential	2,285	79	80	81	83	355	475	481
Consumer	10	-	-	-	-	-	-	-
Total potential problem loans	$39,155	$29,807	$34,974	$38,970	$34,037	$64,375	$84,175	$91,765
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking****	$32,970	$23,597	$23,231	$26,713	$24,950	$23,895	$23,887	$29,208
Texas banking	4,165	4,086	9,180	9,541	6,283	38,586	57,044	58,361
Kansas banking	2,020	2,124	2,563	2,716	2,804	1,894	3,244	4,196
Total potential problem loans	$39,155	$29,807	$34,974	$38,970	$34,037	$64,375	$84,175	$91,765
ALLOWANCE ACTIVITY
Balance, beginning of period	$26,593	$26,219	$27,250	$28,452	$30,917	$33,083	$34,925	$36,663
Charge offs	569	226	325	230	377	1,156	1,991	3,392
Recoveries	648	577	430	915	298	1,887	504	2,640
Net charge offs (recoveries)	(79)	(351)	(105)	(685)	79	(731)	1,487	752
Provision (credit) for loan losses	(566)	23	(1,136)	(1,887)	(2,386)	(2,897)	(355)	(986)
Balance, end of period	$26,106	$26,593	$26,219	$27,250	$28,452	$30,917	$33,083	$34,925
NET CHARGE OFFS BY TYPE
Construction & development	$-	$(16)	$(15)	$5	$-	$-	$-	$655
Commercial real estate	219	24	82	(118)	(34)	(640)	583	(2,243)
Commercial	(286)	(325)	(52)	(188)	(45)	22	652	2,267
One-to-four family residential	(48)	(68)	(91)	(331)	84	11	(2)	(18)
Consumer	36	34	(29)	(53)	74	(124)	254	91
Total net charge offs (recoveries) by type	$(79)	$(351)	$(105)	$(685)	$79	$(731)	$1,487	$752
NET CHARGE OFFS BY SEGMENT
Oklahoma banking****	$288	$(86)	$25	$(309)	$248	$67	$763	$229
Texas banking	(415)	(103)	(72)	(114)	(36)	(611)	244	(1,586)
Kansas banking	48	(162)	(58)	(262)	(133)	(187)	480	2,109
Total net charge offs (recoveries) by segment	$(79)	$(351)	$(105)	$(685)	$79	$(731)	$1,487	$752

****Due to immateriality, Colorado banking is included within Oklahoma banking.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 7

		2015			2014
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.23	$0.22	$0.22	$0.24	$0.30	$0.27	$0.31	$0.19
Diluted earnings per common share	0.23	0.22	0.22	0.24	0.30	0.27	0.31	0.19
Common dividends declared per share	0.06	0.06	0.06	0.06	0.04	0.04	0.04	0.04
Book value per common share	14.80	14.57	14.38	14.26	14.11	13.90	13.71	13.37
Tangible book value per share*	13.98	14.49	14.29	14.17	14.02	13.80	13.61	13.21
COMMON STOCK
Shares issued	21,138,028	19,901,336	19,900,855	19,900,350	19,810,877	19,793,623	19,793,123	19,786,206
Less treasury shares	1,131,226	868,617	867,310	867,310	617,818	223,005	-	-
Outstanding shares	20,006,802	19,032,719	19,033,545	19,033,040	19,193,059	19,570,618	19,793,123	19,786,206
OTHER FINANCIAL DATA
Investment securities	$412,128	$388,543	$373,260	$377,545	$365,593	$370,607	$385,873	$386,987
Loans held for sale	7,453	7,024	6,687	9,106	1,485	4,368	6,803	5,741
Portfolio loans	1,771,976	1,541,070	1,442,743	1,429,139	1,398,506	1,363,020	1,344,897	1,314,381
Total loans	1,779,429	1,548,094	1,449,430	1,438,245	1,399,991	1,367,388	1,351,700	1,320,122
Total assets	2,357,022	2,059,899	2,031,581	2,003,079	1,942,034	1,900,948	1,885,158	2,012,053
Total deposits	1,884,105	1,626,250	1,624,446	1,616,454	1,533,999	1,494,946	1,463,855	1,605,906
Other borrowings	110,927	96,801	75,839	58,578	79,380	75,884	90,760	85,692
Subordinated debentures	51,548	46,393	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders' equity	296,098	277,344	273,681	271,444	270,786	271,966	271,351	264,586
Mortgage servicing portfolio	432,318	422,845	415,961	407,903	410,315	401,756	397,339	391,303
INTANGIBLE ASSET DATA
Goodwill	$13,467	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	2,894	342	405	467	530	597	667	1,925
Mortgage servicing rights	3,721	3,631	3,518	3,399	3,397	3,269	3,182	3,006
Total intangible assets	$20,082	$5,187	$5,137	$5,080	$5,141	$5,080	$5,063	$6,145
Intangible amortization expense	$330	$243	$243	$168	$193	$195	$210	$183
DEPOSIT COMPOSITION
Non-interest bearing demand	$596,494	$526,159	$515,156	$506,952	$496,128	$445,148	$427,431	$471,568
Interest-bearing demand	151,015	114,877	131,547	140,659	122,342	104,807	124,712	132,622
Money market accounts	534,357	502,028	496,178	488,569	461,679	477,614	430,296	440,875
Savings accounts	56,333	36,163	35,647	34,413	32,795	33,398	31,187	47,532
Time deposits of $100,000 or more	311,538	238,318	233,105	227,426	198,952	203,090	209,059	236,035
Other time deposits	234,368	208,705	212,813	218,435	222,103	230,889	241,170	277,274
Total deposits**	$1,884,105	$1,626,250	$1,624,446	$1,616,454	$1,533,999	$1,494,946	$1,463,855	$1,605,906
OFFICES AND EMPLOYEES
FTE Employees	412	358	361	360	359	351	364	397
Branches	32	23	23	22	21	21	21	24
Assets per employee	$5,721	$5,754	$5,628	$5,564	$5,410	$5,416	$5,179	$5,068
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,884,105	$1,626,250	$1,624,446	$1,616,454	$1,533,999	$1,494,946	$1,463,855	$1,605,906
Less:
Brokered time deposits	39,797	10,086	7,683	7,694	3,373	2,952	1,348	1,347
Other brokered deposits	135,880	133,025	103,025	83,025	73,425	98,425	48,424	3,424
Non-brokered deposits	$1,708,428	$1,483,139	$1,513,738	$1,525,735	$1,457,201	$1,393,569	$1,414,083	$1,601,135
Plus:
Sweep repurchase agreements	37,273	50,801	50,839	33,578	54,380	50,884	65,760	60,692
Core funding	$1,745,701	$1,533,940	$1,564,577	$1,559,313	$1,511,581	$1,444,453	$1,479,843	$1,661,827

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

		2015			2014
	Dec. 31	Sep. 30	Jun. 30	Mar. 31	Dec. 31		Sep. 30		Jun. 30		Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.78%	0.81%	0.85%	0.92%		1.22%		1.12%		1.27%		0.75%
Return on average common equity (annualized)	6.14	5.94	6.11	6.78		8.62		7.69		9.19		5.68
Return on average tangible common equity
(annualized)*	6.46	5.97	6.14	6.82		8.67		7.74		9.30		5.75
Net interest margin (annualized)	3.48	3.34	3.31	3.25		3.52		3.44		3.50		3.33
Total dividends declared to net income	26.22	27.53	27.45	25.19		12.93		14.88		12.86		21.40
Effective tax rate	35.96	35.84	34.51	37.49		37.50		37.49		37.50		37.49
Efficiency ratio	71.49	68.25	72.43	70.47		68.90		71.39		74.25		73.61
NONPERFORMING ASSETS
Nonaccrual loans	$19,858	$15,076	$8,887	$9,151		$9,276		$15,059		$16,478		$16,085
90 days past due and accruing	500	1	-	-		137		-		-		-
Total nonperforming loans	20,358	15,077	8,887	9,151		9,413		15,059		16,478		16,085
Other real estate	2,274	2,274	2,393	2,255		3,097		3,448		4,285		4,654
Total nonperforming assets	$22,632	$17,351	$11,280	$11,406		$12,510		$18,507		$20,763		$20,739
Potential problem loans	$39,155	$29,807	$34,974	$38,970		$34,037		$64,375		$84,175		$91,765
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	1.28%	1.12%	0.78%	0.80%		0.89%		1.36%		1.54%		1.57%
Nonperforming loans to portfolio loans	1.15	0.98	0.62	0.64		0.67		1.10		1.23		1.22
Allowance for loan losses to portfolio loans	1.47	1.73	1.82	1.91		2.03		2.27		2.46		2.66
Allowance for loan losses to
nonperforming loans	128.49	176.38	295.03	297.78		302.26		205.29		200.77		217.13
Net loan charge-offs to average portfolio
loans (annualized)	(0.02)	(0.09)	(0.03)	(0.20)		0.02		(0.21)		0.45		0.24
CAPITAL RATIOS
Average total shareholders' equity to
average assets	12.77%	13.59%	13.87%	13.59%		14.19%		14.61%		13.77%		13.18%
Leverage ratio	14.19	15.84	16.12	15.75		16.45		16.86		15.95		15.09
Common equity tier 1 capital	13.21	14.57	15.30	15.51		n/a		n/a		n/a		n/a
Tier 1 capital to risk-weighted assets	15.30	16.95	17.84	18.10		19.70		20.05		20.13		19.98
Total capital to risk-weighted assets	16.55	18.21	19.09	19.36		20.96		21.34		21.43		21.29
Tangible common equity to tangible assets***	11.95	13.40	13.40	13.48		13.87		14.23		14.31		13.01
REGULATORY CAPITAL DATA
Common equity tier 1 capital	$282,737	$275,350	$272,048	$269,007	$	n/a	$	n/a	$	n/a	$	n/a
Tier I capital	327,468	320,350	317,048	314,007		314,216		314,120		309,600		299,938
Total capital	354,300	344,095	339,412	335,734		334,348		334,456		329,586		319,516
Total risk adjusted assets	2,140,344	1,889,892	1,777,618	1,734,401		1,595,032		1,566,996		1,537,903		1,500,957
Average total assets	2,307,421	2,022,972	1,966,577	1,993,446		1,910,688		1,863,127		1,941,064		1,987,231
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$296,098	$277,344	$273,681	$271,444		$270,786		$271,966		$271,351		$264,586
Less goodwill and core deposit intangible	16,361	1,556	1,619	1,681		1,744		1,811		1,881		3,139
Tangible common equity	$279,737	$275,788	$272,062	$269,763		$269,042		$270,155		$269,470		$261,447
Total assets	$2,357,022	$2,059,899	$2,031,581	$2,003,079		$1,942,034		$1,900,948		$1,885,158		$2,012,053
Less goodwill and core deposit intangible	16,361	1,556	1,619	1,681		1,744		1,811		1,881		3,139
Tangible assets	$2,340,661	$2,058,343	$2,029,962	$2,001,398		$1,940,290		$1,899,137		$1,883,277		$2,008,914
Total shareholders' equity to total assets	12.56%	13.46%	13.47%	13.55%		13.94%		14.31%		14.39%		13.15%
Tangible common equity to tangible assets	11.95%	13.40%	13.40%	13.48%		13.87%		14.23%		14.31%		13.01%

Balance sheet amounts and ratios are as of period end unless otherwise noted.